Exhibit 10.9

DATED 4 January, 2021

OHMYHOME PROPERTY INC.

AND

OHMYHOME PTE. LTD.

SERVICES AGREEMENT

THIS AGREEMENT is made on the 4th day of January 2021 BETWEEN:

(1)	OHMYHOME PROPERTY INC., a company incorporated in the Philippines and having its registered address situated at 4th Floor, Billions Building (PGHI Hotel), 1235 E. Rodriguez Ave. New Manila, Quezon City (“Ohmyhome PH”); and

(2)	OHMYHOME PTE. LTD., a company incorporated in Singapore (company no. 201525768E) having its registered office at 11 Lorong 3 Toa Payoh, #04-16/21, Jackson Square, Singapore 319579 (the “Company”).

WHEREAS the Company wishes the Service Provider to provide certain services to the Group (as hereinafter defined) in connection with its business operations and the Service Provider is willing to provide such services in accordance with the terms and conditions set out herein.

IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, unless the context requires otherwise:

“Business” means the business of the provision of a platform for property transactions as well as related consultancy and other services related to the sale, rental, renovation and financing of properties in Philippines;

“Group” means the Company and its subsidiaries from time to time and “member of the Group” shall be construed accordingly;

“IP Rights” means the intellectual property rights and applications related to “Ohmyhome” including, inter alia, the tradename “Ohmyhome” and related trademarks and logos associated therewith;

“PHP” means Philippine Peso, the lawful currency of the Philippines;

“Service Provider” means Ohmyhome (PH); and

“Services” means the services set out in Schedule.

1.2	References herein to Clauses and Schedules are to Clauses and Schedules in this Agreement unless the context requires otherwise.

1.3	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4	Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

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2.	APPOINTMENT

2.1	The Company hereby confirms the engagement of the Service Provider and the Service Provider hereby confirm its agreement to make available to the Group the Services upon and subject to the terms set out in this Agreement.

2.2	The engagement of the Service Provider to provide the Services shall commence on the date of this Agreement for a term of 3 years or until the earlier terminated in accordance with the provisionsof Clause 9.

3.	SERVICE PROVIDER’S UNDERTAKINGS

The Service Provider warrants and undertakes to the Company that:

(a)	the Service Provider will have the necessary skill, expertise and technology to provide the Services on the terms set out herein;

(b)	the Service Provider will provide independent and professional services to the Group;

(c)	the Services will be provided in a timely and professional manner and in accordance with the time schedules reasonably stipulated by the Company, will conform to the standards generally observed in the industry for similar services and will be provided with reasonable skill and care;

(d)	the information technology used by the Service Provider for the Services are the proprietary rights of the Service Provider or have been legally licensed to the Service Provider for use and do not contravene any third party rights whatsoever; and

(e)	no announcement or publicity concerning this Agreement or the Services or any matter ancillary thereto shall be made by the Service Provider without the prior written consent of the Company.

4.	COMPANY’S OBLIGATIONS AND SERVICE PROVIDER’S OBLIGATIONS

The Company shall:

(a)	ensure that the Group’s employees co-operate fully with the Service Provider in relation to the provision of the Services; and

(b)	promptly furnish the Service Provider with such information and documents as they may reasonably request for the proper performance of its obligations hereunder.

The Service Provider shall:

(a)	at its own expense, incur not less than PHP 6 million for promoting the “Ohmyhome” brand and services in its jurisdiction and provide written evidence of such expenditure to the Company on a quarterly basis; and

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(b)	from time to time, provide the Company with updates on the property market in the jurisdiction of the Service Provider as to, inter alia, rules and regulations, market trends, market players, costing etc.

5.	PERSONNEL

The parties shall each appoint a representative who shall have full authority to take all necessary decisions regarding the Services.

6.	FEES AND EXPENSES

In consideration of the provision of the Services, the Company shall pay the Service Provider a yearly service fee of PHP 1.00 payable in advance with the first payment on the date of this Agreement and the subsequent payments on each subsequent anniversary of the date of this Agreement. In addition, the Company shall grant the Service Provider the non-exclusive and non-assignable right to use the IP Rights in Philippines during the term of this Agreement.

7.	CONFIDENTIAL INFORMATION

7.1	The Service Provider shall not use or divulge or communicate to any person (other than those whose province it is to know the same or with the authority of the Company):

(a)	any confidential information concerning the products, customers, business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Group which may come to the Service Provider’s knowledge in the course of providing the Services; and

(b)	any information concerning the Services

and the Service Provider shall use its best endeavours to prevent the unauthorised publication or disclosure of any such information or documents.

7.2	The Service Provider shall ensure that its employees, agents and sub-contractors are aware of and comply with the confidentiality and non-disclosure provisions contained in this Clause and the Service Provider shall indemnify the Group against any loss or damage which the Group may sustain or incur as a result of any breach of confidence by any of such persons.

7.3	If the Service Provider becomes aware of any breach of confidence by any of its employees, agents or sub-contractors they shall promptly notify the Company and give the Group all reasonable assistance in connection with any proceedings which the Group may institute against any such persons.

7.4	The provisions of this Clause shall survive the expiration or termination of this Agreement but the restrictions contained in Clause 7.1 shall cease to apply to any information which may come into the public domain otherwise than through unauthorised disclosure by the Service Provider, its employees, agents or sub- contractors.

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8.	ASSIGNMENT

The Service Provider shall not be entitled to assign or sub-contract any of its rights or obligations under this Agreement.

9.	TERMINATION

9.1	Either party shall be entitled to terminate this Agreement at any time by giving 30 days’ prior notice in writing to the other.

9.2	Either party (the “non-defaulting party”) shall be entitled to terminate this Agreement forthwith by giving notice in writing to the other (the “defaulting party”) if the defaulting party shall:

(a)	commit any serious or persistent breach of any of its obligations hereunder and (in the case of a breach capable of being remedied) shall have failed, within 14 days after the receipt of a written request from the non-defaulting party so to do, to remedy the breach (such request to contain a warning of the non-defaulting party’s intention to terminate);

(b)	pass a resolution for winding up (otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction) or a court of competent jurisdiction shall make an order to that effect;

(c)	make any voluntary arrangement with its creditors or become subject to an administration order;

(d)	have a receiver or administrative receiver appointed of it or over any part of its undertaking or assets; or

(e)	cease, or threaten to cease, to carry on business.

9.3	On the termination of this Agreement:

(a)	all rights and obligations of the parties under this Agreement shall automatically terminate except for such rights of action as shall have accrued prior thereto and any obligations which expressly or by implication are intended to come into or continue in force on or after such termination;

(b)	the Company shall pay the Service Provider for all unpaid charges and reimbursable expenses accrued up to the date of termination;

(c)	the Service Provider shall give the Company, at its request, all reasonable co- operation in transferring all sub-contracts made by the Service Provider hereunder to the extent that the sub-contractors so approve;

(d)	the Service Provider shall cease to have the right to use the IP Rights.

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10.	INDEMNITY

The Service Provider shall indemnify the Group and keep the Group fully and effectively indemnified against any and all losses, claims, damages, costs, charges, expenses, liabilities, demands, proceedings and actions which the Group may sustain or incur or which may be brought or established against it by any person and which in any case arises out of or in relation to or by reason of:

(a)	the negligence, recklessness or wilful misconduct of the Service Provider, its employees, agents or sub-contractors in the provision of the Services;

(b)	the breach of any of the warranties and undertakings contained in Clause 3 hereof; or

(c)	any unauthorised act or omission of the Service Provider, its employees, agents or sub-contractors.

11.	FORCE MAJEURE

No party shall be liable for any delay in performing any of its obligations under this Agreement if such delay is caused by circumstances beyond the reasonable control of the party so delaying and such party shall be entitled (subject to giving the other party full particulars of the circumstances in question and to using its best endeavours to resume full performance without avoidable delay) to a reasonable extension of time for the performance of such obligations.

12.	RELATIONSHIP OF THE PARTIES

The Service Provider is independent contractors and nothing in this Agreement shall render them an agent or partner or employee of the Group and the Service Provider shall not hold itself out as such. The Service Provider shall not have any right or power to bind any member of the Group to any obligation.

13.	GENERAL PROVISIONS

13.1	Any notice, demand or other communication between the parties:

(a)	may be sent by personal delivery, post, facsimile or other written form of electronic communication to the last known address;

(b)	if sent by post to an address in Singapore, shall be treated as served on the second day following despatch;

(c)	if sent by facsimile or other form of electronic communication, shall be treated as served at the time of sending.

13.2	Any accommodation or indulgence or failure to enforce a right shall not be construed as a waiver of the right of any party exercisable under this Agreement unless a waiver shall be specifically stated in writing signed by such party.

13.3	This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof. No amendments or changes shall be made to this Agreement unless agreed to in writing by both parties. Each provision of this Agreement shall be construed separately and notwithstanding that the whole or any part of any such provision may prove to be illegal or unenforceable the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect.

13.4	Each party shall bear its own costs and expenses in connection with the preparation, negotiation and execution of this Agreement.

13.5	The formation, validity, performance and interpretation of this Agreement and of each Clause and part hereof shall be governed by the laws of Singapore and the parties agree to the non-exclusive jurisdiction of the courts of Singapore.

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SCHEDULE

The Services

The Service Provider shall:

(a)	promote the “Ohmyhome” brand and platform in the Philippines;
(b)	introduce the “Ohmyhome” services and platform to banks, property companies, professionals and other relevant parties in the Philippines; and
(c)	provide the Company with information on a semi-annual basis on the Philippines property market, trends in the Philippines property market, related changes in laws and regulations as well as price fluctuations in the Philippines sales and rental market since the previous updates given to the Company.

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IN WITNESS WHEREOF the parties hereto have signed this Agreement the day and year first above written.

SIGNED by Herzon Garlan	)

for and on behalf of	)	/s/ Herzon Garlan
OHMYHOME PROPERTY INC.	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)	/s/ Rhonda Wong
OHMYHOME PTE. LTD.	)
in the presence of:	)